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                                                                     Exhibit 8.2


                                  June 26, 2001


Sound Advice, Inc.
1901 Tigertail Boulevard
Dania Beach, FL 33004

Ladies and Gentlemen:


      We have acted as counsel for Sound Advice, Inc., a Florida corporation (the "Company"), in connection with the preparation and execution of the Agreement and Plan of Merger among Tweeter Home Entertainment Group, Inc., TWT Acquisition Corp. and Sound Advice, Inc. dated as of June 1, 2001 (the "Merger Agreement"). Pursuant to the Merger Agreement, TWT Acquisition Corp., a Florida corporation ("Merger Sub") and a wholly owned subsidiary of Tweeter Home Entertainment Group, Inc., a Delaware corporation (the "Parent"), will merge with and into the Company (the "Merger"), and the Company will become a wholly owned subsidiary of the Parent. Unless otherwise defined, capitalized terms referred to herein have the meanings set forth in the Merger Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").


      You have requested our opinion regarding certain U.S. federal income tax consequences of the Merger. In delivering this opinion, we have reviewed and relied upon (without any independent investigation) the facts, statements, descriptions and representations set forth in the Merger Agreement (including Exhibits), the registration statement on Form S-4 filed with the Securities and Exchange Commission (which includes a joint proxy statement/prospectus relating to the Merger) (the "Registration Statement"), and those other documents pertaining to the Merger as we have deemed necessary or appropriate. We have also relied upon (without any independent investigation) a tax representation certificate of Parent and Merger Sub dated June 26, 2001, signed by an authorized officer of each of Parent and Merger Sub, attached hereto as Exhibit A and incorporated herein by reference in its entirety, and a tax representation certificate of the Company dated June 26, 2001, signed by an authorized officer of the Company, attached hereto as Exhibit B and incorporated herein by reference in its entirety (collectively, the "Officers' Certificates").

      In connection with rendering this opinion, we have assumed (without any independent investigation) that:

      1. Original documents (including signatures thereon) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof.
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Sound Advice, Inc.
June 26, 2001
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      2. Any representation or statement referred to above made "to the knowledge of," "to the best of the knowledge" or otherwise similarly qualified is correct without that qualification. As to all matters in which a person or entity making a representation has represented that that person or entity is not a party to, does not have or is not aware of any plan, intention, understanding or agreement, there is in fact no plan, intention, understanding or agreement, and such action will not be taken.

      3. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects and will continue to be true and correct in all material respects as of the Effective Time and all other relevant times, and no actions have been (or will be) taken that are inconsistent with those statements, descriptions and representations. All covenants contained in the Merger Agreement are or will be performed without waiver or breach of any material provision thereof.

      4. The Merger will be reported by the Parent and Merger Sub and by the Company on their respective federal income tax returns in a manner consistent with the opinion set forth below.

      5. The Merger will be consummated in accordance with the Merger Agreement (and without any waiver, breach or amendment of any of the provisions thereof) and will be effective under the applicable state laws.


      6. To the extent any expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treasury regulation section 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, those expenses will be valid reorganization expenses within the guidelines established in Revenue Ruling 73-54, 1973-1 Cumulative Bulletin 187.


      7. At all relevant times prior to and including the Effective Date, (i) no outstanding indebtedness of the Company, Parent or Merger Sub has or will represent equity for tax purposes or "stock" for purposes of Section 368(c) of the Code; (ii) no outstanding security, instrument, agreement or arrangement that provides for, contains or represents either a right to acquire the stock of the Company (or to share in the appreciation thereof) constitutes or will constitute equity for tax purposes or "stock" for purposes of Section 368(c) of the Code and (iii) no outstanding equity of the Company, Parent or Merger Sub has represented or will represent indebtedness for tax purposes.

      8. An opinion of counsel, substantially identical in substance to this opinion, has been delivered to the Parent by Goulston & Storrs and will not be withdrawn prior to the Effective Date.

      Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement, it is our opinion that, if the Merger is consummated in accordance with the provisions of the Merger
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Sound Advice, Inc.
June 26, 2001
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Agreement (and without any waiver, breach or amendment of any of the provisions thereof), and if the statements set forth in the Officers' Certificates are true and correct as of the Effective Time, the Merger will be a "reorganization" for federal income tax purposes within the meaning of Section 368(a) of the Code.

      This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. No ruling has been or will be requested from the Internal Revenue Service regarding the U.S. federal income tax consequences of the Merger. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the U.S. federal income tax laws.


      This opinion is limited to the specific U.S. federal tax consequence set forth above and does not address any other federal or any state, local or foreign tax consequence that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger). In particular, we express no opinion regarding: (i) the amount, existence or availability after the Merger of any of the U.S. federal income tax attributes of the Parent, Merger Sub or the Company; (ii) any transaction in which stock of the Company is acquired or stock of the Parent is disposed of other than pursuant to the Merger; (iii) the potential application of the "disqualifying disposition" rules of Section 421 of the Code to dispositions of stock of the Company; (iv) the effects of the Merger and the Parent's assumption of outstanding options to acquire stock of the Company on the holders of those options under any employee stock option plan of the Company; (v) the effects of the Merger on any stock of the Company acquired by the holder subject to the provisions of Section 83(a) of the Code; (vi) the effects of the Merger on any payment that is or may be subject to the provisions of Section 280G of the Code;
(vii) the application of the collapsible corporation provisions of Section 341 of the Code to the Parent, Merger Sub or the Company as a result of the Merger;
(viii) the application of the alternative minimum tax provisions contained in the Code; or (ix) any special tax consequences applicable to insurance companies, securities dealers, financial institutions, tax-exempt organizations, employee stock ownership plans or other employee benefit plans, foreign persons or other persons subject to special rules under the Code.


      No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement or as to any transaction whatsoever, including the Merger, if all of the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver or breach of any material provision thereof, or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations,

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Sound Advice, Inc.
June 26, 2001
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warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

      In reviewing this opinion, you should be aware that it represents our conclusions regarding the application of existing U.S. federal income tax law to the present transaction. If the facts vary from those relied upon (including if any representation, covenant, warranty or assumption upon which we have relied is inaccurate, incomplete, breached or ineffective), our opinion could be inapplicable. You should be aware that an opinion of counsel represents only counsel's best legal judgment, and has no binding effect or official status of any kind. No assurance can be given that contrary positions may not be taken by the Internal Revenue Service with regard to any of the requirements for the Merger to be a reorganization, or that if the Internal Revenue Service were to take such a contrary position, a court considering the issues would not hold for the Internal Revenue Service.

      We consent to the use of this opinion as an exhibit to the Registration Statement, to the references to this opinion in the Registration Statement and to the use of our name in the Registration Statement under the heading "Material Federal Income Tax Considerations" therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules or regulations promulgated thereunder. The filing of this opinion as an exhibit to the Registration Statement and the references to the opinion and our firm therein are not intended to create liability under applicable state law to any person other than the Company, our client.


                                    Very truly yours,


                                    /s/ Greenberg Traurig, P.A.